UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VIKING THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	46-1073877 (I.R.S. Employer Identification No.)
12340 El Camino Real, Suite 250 San Diego, California (Address of principal executive offices)	92130 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase Common Stock, $0.00001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-208182

Securities to be registered pursuant to Section 12(g) of the Act:   None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the warrants to purchase common stock, par value $0.00001 per share (the “Common Stock”), of Viking Therapeutics, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock—Warrants to be Issued in this Offering” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-208182), initially filed with the Securities and Exchange Commission on November 24, 2015, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference.  In addition, a description of the warrants will be included in a prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus will be deemed incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are incorporated by reference from the Registrant’s filings with the Securities and Exchange Commission (the “SEC”):

Exhibit Number	Description	Registrant’s Form	Date Filed with The SEC	Exhibit Number

3.1	Amended and Restated Certificate of Incorporation.	S-1	7/1/2014	3.3

3.2	Amendment to Certificate of Incorporation.	S-1/A	9/2/2014	3.5

3.3	Amended and Restated Bylaws.	S-1	7/1/2014	3.4

4.1	Form of Common Stock Certificate.	S-1	7/1/2014	4.1

4.2	Form of Common Stock Purchase Warrant issued by Viking Therapeutics, Inc. to Laidlaw & Company (UK) Ltd.	S-1/A	4/10/2015	4.2

4.3	Form of Warrant Agreement, including Form of Warrant Certificate to be issued by Viking Therapeutics, Inc. to the Investors.	S-1/A	4/1/2016	4.3

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

VIKING THERAPEUTICS, INC.
Date: April 7, 2016	By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D. President and Chief Executive Officer